UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2023

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-06395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 12, 2023 (the “Effective Date”), Semtech Corporation, a Delaware corporation (“Semtech”), completed the previously announced acquisition of Sierra Wireless, Inc., a corporation existing under the Canada Business Corporations Act (“Sierra Wireless”), pursuant to the Arrangement Agreement, dated as of August 2, 2022 (the “Arrangement Agreement”), by and among Semtech, 13548597 Canada Inc., a corporation formed under the Canada Business Corporations Act, and a wholly-owned subsidiary of Semtech (the “Purchaser”), and Sierra Wireless. Pursuant to terms and conditions of the Arrangement Agreement, Purchaser, among other things, acquired all of the issued and outstanding common shares of Sierra Wireless (the “Arrangement”). The Arrangement was implemented by way of a plan of arrangement (the “Plan of Arrangement”) in accordance with the Canada Business Corporations Act.

Arrangement Consideration

Pursuant to the Arrangement Agreement and Plan of Arrangement, at the effective time of the Arrangement (the “Effective Time”), each common share of Sierra Wireless that was issued and outstanding immediately prior to the Effective Time was transferred to the Purchaser in consideration for the right to receive US$31.00 per share of Sierra Wireless’ common shares (“Per Share Consideration”), in an all-cash transaction representing a total enterprise value of approximately US$1.2 billion. The cash consideration was funded with a combination of cash on hand and borrowings under Semtech’s New Term Loan Facility (defined below).

Treatment of Sierra Wireless’ Incentive Securities

At the Effective Time, (i) each option to purchase common shares of Sierra Wireless (“Option”) that was outstanding immediately prior to the Effective Time (whether vested or unvested) was deemed to have vested and was deemed to be assigned and surrendered by the holder of such Option to Sierra Wireless in exchange for, in respect of each Option for which the Per Share Consideration exceeds the applicable exercise price, an amount in cash from Sierra Wireless equal to the Per Share Consideration less the applicable exercise price in respect of such Option, less any applicable withholdings, and (ii) (A) each restricted stock unit and phantom restricted stock unit (“RSU”) outstanding immediately prior to the Effective Time (whether vested or unvested) was deemed to have vested; and (B) each performance stock unit (“PSU” and together with the Options and RSUs, the “Incentive Securities”) outstanding immediately prior to the Effective Time (whether vested or unvested) was deemed to have vested at the applicable vesting percentage and, in each case, transferred by the holder of such RSU or PSU to Sierra Wireless in exchange for an amount in cash equal to the Per Share Consideration with such amounts to be paid to the applicable holders net of any applicable withholdings and each such RSU and PSU was immediately cancelled.

The foregoing summary of the Arrangement Agreement and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the Arrangement Agreement and is qualified in its entirety by reference to the full text of the Arrangement Agreement, a copy of which was filed as Exhibit 2.1 to Semtech’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 3, 2022 (the “August 8-K”) and is incorporated herein by reference.

The Arrangement Agreement filed as Exhibit 2.1 to the August 8-K, is intended to provide investors and stockholders with information regarding the terms of the Arrangement. It is not intended to provide any other factual information about Semtech or Sierra Wireless. The representations, warranties, covenants and agreements contained in the Arrangement Agreement, which were made only for purposes of that agreement and as of specific dates, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Arrangement Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and stockholders. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Arrangement Agreement, which subsequent information may or may not have been fully reflected in Semtech’s or Sierra Wireless’ public disclosures. The Arrangement Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Semtech that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and Forms 8-K and other documents that Semtech files or has filed with the SEC.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on September 26, 2022, Semtech, with certain of its domestic subsidiaries as guarantors, entered into a Third Amendment and Restatement Agreement (the “Restatement Agreement”) with the lenders referred to therein, HSBC Bank USA, National Association, as resigning administrative agent and JPMorgan Chase Bank, N.A., as successor administrative agent.

Pursuant to the Restatement Agreement, substantially concurrently with the consummation of the Arrangement, Semtech’s existing credit agreement was amended and restated to: (i) extend the maturity date of US$405 million of the US$600 million in aggregate principal amount of revolving commitments thereunder from November 7, 2024 to the fifth anniversary of the Effective Date (subject to, in certain circumstances, an earlier springing maturity), (ii) provide for incurrence by Semtech on the Effective Date of a new five-year term loan facility (the “New Term Loan Facility”) in an aggregate principal amount of US$895 million, (iii) provide for JPMorgan Chase Bank, N.A. to succeed HSBC Bank USA, National Association as administrative agent and collateral agent under the credit agreement on the Effective Date, (iv) modify the maximum consolidated leverage covenant as set forth in the Restatement Agreement and (v) make certain other changes as set forth in the Restatement Agreement, including changes consequential to the incorporation of the New Term Loan Facility.

On the Effective Date, Semtech borrowed term loans in an aggregate principal amount of US$895 million under the New Term Loan Facility described above in order to fund a portion of the consideration for the Arrangement and related fees and expenses.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Restatement Agreement, a copy of which was filed as Exhibit 10.1 to Semtech’s Current Report on Form 8-K filed with the SEC on September 29, 2022.

Item 7.01	Regulation FD Disclosure.

On January 12, 2023, Semtech and Sierra Wireless issued a joint press release announcing the completion of the Arrangement. A copy of the joint press release is furnished as Exhibit 99.1 hereto.

The information contained in Item 7.01 (including the Exhibit described in this Item 7.01) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), unless Semtech specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Semtech will file the financial statements of the business acquired as required by Item 9.01(a) by amendment not later than 71 calendar days after the date on which the initial Current Report on Form 8-K with respect to the consummation of the Arrangement reported under Item 2.01 of this report is required to have been filed with the SEC pursuant to SEC rules.

(b)	Pro Forma Financial Information

Semtech will file the pro forma financial information required by Item 9.01(b) by amendment not later than 71 calendar days after the date on which the initial Current Report on Form 8-K with respect to the consummation of the Arrangement reported under Item 2.01 of this report is required to have been filed with the SEC pursuant to SEC rules.

(d)	Exhibits.

Exhibit Number	Description

99.1	Joint Press Release of Semtech Corporation and Sierra Wireless, Inc. issued on January 12, 2023

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date: January 12, 2023	By:	/s/ Emeka N. Chukwu
		Name:	Emeka N. Chukwu
		Title:	Chief Financial Officer